Consent of Independent Accountants

    We consent to the reference to our firm under the caption
    "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement (Form N-1A No. 14609) of The William Penn Interest Income
    Fund of our report dated January 22, 1997, included in the 1996 Annual Report to Shareholders of The William Penn Interest Income Fund.

    ERNST & YOUNG LLP

    Reading, Pennsylvania
    April 24, 1997